UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2016

MATTRESS FIRM HOLDING CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35354	20-8185960
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5815 Gulf Freeway, Houston, Texas	77023
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 923-1090

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On August 6, 2016, Mattress Firm Holding Corp., a Delaware corporation (“Mattress Firm” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Steinhoff International Holdings N.V., a company incorporated under the laws of the Netherlands (“Parent”), Stripes US Holding, Inc., a Delaware corporation and direct, wholly-owned subsidiary of Parent (“HoldCo”), and Stripes Acquisition Corp., a Delaware corporation and direct, wholly-owned subsidiary, of HoldCo (“Merger Sub” or “Purchaser”).

Pursuant to the terms of the Merger Agreement, Purchaser will commence a tender offer (the “Offer”) to purchase any and all of the issued and outstanding shares (the “Shares”) of common stock, par value $0.01 per share, of the Company (the “Common Stock”) at a purchase price of $64.00 per Share (the “Offer Price”) in cash, without interest.  If certain conditions are satisfied and the Offer closes, Purchaser will be merged with and into the Company (the “Merger”) pursuant to Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), with the Company surviving the Merger.

The obligation of Purchaser to consummate the Offer is subject to the condition that there be validly tendered and not withdrawn prior to the expiration of the Offer a number of Shares representing at least one Share more than 50% of the Shares outstanding as of the expiration of the Offer (such condition, the “Minimum Condition”).  The Minimum Condition may not be waived by Purchaser without the prior written consent of the Company. The obligation of Purchaser to consummate the Offer is also subject to the expiration of the waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and other customary conditions.  Consummation of the Offer is not subject to a financing condition.

At the effective time of the Merger (the “Effective Time”), each Share (other than (i) Shares held in the treasury of the Company, (ii) Shares owned by the Company, Parent or any of Parent’s direct or indirect wholly-owned subsidiaries and (iii) Shares held by stockholders who have properly demanded appraisal of such Shares in accordance with the DGCL) will be cancelled and converted into the right to receive an amount in cash equal to the Offer Price, without interest.

The Merger Agreement includes customary representations, warranties and covenants of the Company, Parent, HoldCo and Purchaser. The Company has agreed to operate its business in the ordinary course until the Effective Time. The Company has also agreed not to solicit or initiate discussions with third parties regarding other proposals to acquire the Company and to certain restrictions on its ability to respond to any such proposals.  Parent and the Company have agreed to take actions that may be required in order to obtain antitrust approval of the proposed transaction.

The Merger Agreement also includes customary termination provisions for both the Company and Parent, subject, in certain circumstances, to the payment by the Company of a termination fee of $73,200,000. The Company must pay Parent the $73,200,000 termination fee in the event the Merger Agreement is terminated (i) by Parent following a change of recommendation by the board of directors of the Company (the “Company Board”), (ii) by the Company in order to enter into an agreement with respect to a third party proposal that the Company Board determines to be superior to Parent’s or (iii) by Parent as a result of certain breaches of the Merger Agreement provided that there is a third party proposal pending at the time of termination and, within 12 months of such termination, the Company enters into a business combination transaction of the type described in the relevant provision of the Merger Agreement and such transaction is, at any time thereafter, subsequently consummated,  in each case, as is more particularly described in the Merger Agreement.  The parties to the Merger Agreement are also entitled to an injunction or injunctions to prevent breaches of the Merger Agreement, and to specifically enforce the terms and provisions of the Merger Agreement.

The foregoing summary of the principal terms of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement filed as Exhibit 2.1 hereto and incorporated herein by reference.  The summary and the text of the Merger Agreement are intended to provide information regarding the terms of the Merger Agreement and are not intended to modify or supplement any factual disclosures about the Company in its public reports filed with the U.S. Securities and Exchange Commission (“SEC”).  In particular, the Merger Agreement and related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to the Company.  The Merger Agreement includes representations, warranties and covenants of the Company, Parent, HoldCo and Purchaser made solely for the benefit of the parties to the Merger Agreement.  The assertions embodied in those representations and warranties were made solely for purposes of the contract among the Company, Purchaser, HoldCo and Parent and may be subject to important qualifications and limitations agreed to by the Company, Purchaser, HoldCo and Parent in connection with the negotiated terms.  Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to the Company’s filings with the SEC or may have been used for purposes of allocating risk among the Company, Purchaser, HoldCo and Parent rather than establishing matters as facts. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts of the Company, Parent, HoldCo, Purchaser or any of their respective subsidiaries or affiliates.

Tender and Support Agreements

On August 6, 2016, in connection with the Merger Agreement, certain stockholders associated with J.W. Childs Associates, Inc. (the “J.W. Childs Support Stockholders”), solely in their respective capacities as stockholders of the Company and who collectively beneficially own approximately 36.5% of the outstanding Shares, each entered into a tender and support agreement (collectively, the “Tender and Support Agreements”) with Parent, HoldCo and Merger Sub. Each Tender and Support Agreement provides that the applicable J.W. Childs Support Stockholder will tender all of the Shares held by it in the Offer. Each Tender and Support Agreement also provides that, in connection with any meeting of stockholders of the Company, or any action by written consent, the applicable J.W. Childs Support Stockholder granted Parent a proxy to (i) vote all of the Shares held by it in favor of the Merger or in any other transaction pursuant to which Parent proposes to acquire the Company in which the consideration is equal to or greater than the consideration to be received in the Offer and (ii) to vote all the Shares held by it against any action or agreement which would impede or interfere with the Offer or the Merger. Pursuant to each Tender and Support Agreement, in the event that (i) Parent increases the Offer Price above $64.00 per share, or (ii) the Company is obligated to pay a termination fee and an acquisition proposal from a third party at a price higher than the Offer Price occurs within one year of commencement of the Offer, Parent is entitled to receive from the applicable J.W. Childs Support Stockholder 90% of all profits above the Offer Price received by it in respect of the shares, subject to its Tender and Support Agreement. Each Tender and Support Agreement, other than the profit sharing provisions described in clause (ii) above, terminates upon certain events, including completion of the Merger or certain adverse modifications or termination of the Merger Agreement pursuant to its terms.

The foregoing description of the Tender and Support Agreements is qualified in its entirety by the full text of the form of such agreement, which is attached hereto as Exhibit 99.2, and is incorporated by reference herein.

Support Agreements

On August 6, 2016, in connection with the Merger Agreement, certain investment funds and related entities affiliated with or managed by affiliates of Berkshire Partners Holdings LLC (the “Berkshire Funds”), who collectively own approximately 14.1% of the outstanding Shares, and Dale R. Carlsen, a director of the Company, and certain trusts related to Mr. Carlsen, who collectively own approximately 1.0% of the outstanding Shares (the “Carlsen Stockholders” and together with the Berkshire Funds, the “Company Stockholders”), solely in their respective capacities as stockholders of the Company, entered into support agreements (the “Support Agreements”) with Parent, HoldCo and Merger Sub. Each Support Agreement provides that the applicable Company Stockholder will vote all of the Shares held by such Company Stockholder in connection with any meeting of stockholders of the Company, or any action by written consent, against any action or agreement which would impede or interfere with the Offer or the Merger. Pursuant to the Support Agreements, in the event that (i) Parent increases the Offer Price above $64.00 per Share or (ii) the Company is obligated to pay a termination fee and an acquisition proposal from a third party at a price higher than the Offer Price occurs within one year of commencement of the Offer, Parent is entitled to receive from each Company Stockholder 90% of all profits above the Offer Price received by it in respect of the shares subject to its Support Agreement. The Support Agreements, other than the profit sharing provisions described in clause (ii) above, terminate upon certain events, including completion of the Merger or certain adverse modifications or termination of the Merger Agreement pursuant to its terms.

The foregoing description of the Support Agreements are qualified in its entirety by the full text of such agreements, which are attached hereto as Exhibits 99.3 and 99.4, and is incorporated by reference herein.

Item 5.03                   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 5, 2016, the Company Board adopted an amendment to the Company’s Amended and Restated Bylaws (the “Amendment”), which took effect upon adoption by the Company Board.   The Amendment includes a new Section 7.5, which provides that the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for each of the following: (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, stockholder, officer, or other employee of the Company to the Company or the Company’s stockholders, or a claim for aiding and abetting any such breach; (iii) any action asserting a claim pursuant to any provision of the DGCL, the Company’s Certificate of Incorporation, as amended, or the Amended and Restated Bylaws; and (iv) any action asserting a claim governed by the internal affairs doctrine, in each case subject to the Court of Chancery of the State of Delaware having personal jurisdiction over the parties. The new provision further provides that any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company shall be deemed to have notice of and consented to the provision and deemed to have waived any argument relating to the inconvenience of the forum.

The new Section 7.5 also provides that if a stockholder files an action, the subject matter of which is within the scope of Section 7.5, in any jurisdiction other than the Court of Chancery of the State of Delaware, that such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the Court of Chancery of the State of Delaware in connection with any action brought in any such court to enforce Section 7.5 and (ii) having, with respect to any such enforcement action in such court, service of process being made upon such stockholder by means of serving such stockholder’s counsel.

The new Section 7.5 includes a severability provision in the event any part of Section 7.5 is held to be invalid, illegal or unenforceable.

The foregoing description is qualified in its entirety by reference to the marked text of the Amended and Restated Bylaws, which is filed herewith as Exhibit 3.1 and incorporated herein by reference.

Item 8.01                   Other Events.

On August 8, 2016, the Company issued a press release announcing the execution of the Merger Agreement. A copy of the press release is filed herewith as Exhibit 99.1 and incorporated herein by reference.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This communication contains forward-looking statements. Any statements contained herein which do not describe historical facts, including but not limited to, statements regarding the expected timing and closing of the tender offer and the merger transactions, the ability of Mattress Firm to complete the transaction, the operations of Mattress Firm’s business during the pendency of the transaction and the expectations for the business in the event the merger is completed, are forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements. Such risks and uncertainties include, among others: the risk that Mattress Firm stockholders will not tender shares in the tender offer; the possibility that competing offers may be made; the possibility that various closing conditions may not be satisfied or waived; or that a material adverse effect occurs with respect to Mattress Firm; the outcome of legal proceedings that may be instituted against Mattress Firm and/or others related to the proposed transaction; effects of disruption from the proposed transaction making it more difficult to maintain relationships with employees, customers and other business partners; and those additional factors discussed in Mattress Firm’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the SEC. Mattress Firm cautions investors not to place considerable reliance on the forward-looking statements contained in this communication. These forward-looking statements speak only as of the date of this communication, and Mattress Firm undertakes no obligation to update or revise any of these statements.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

Nothing in this Current Report on Form 8-K is a recommendation, an offer to purchase or a solicitation of an offer to sell shares of Mattress Firm stock. Upon commencement of the tender offer, Parent, HoldCo and Merger Sub will file with the SEC a Tender Offer Statement on Schedule TO. Following commencement of the tender offer, Mattress Firm will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9.  Stockholders are urged to read the tender offer materials (including the offer to purchase, a related letter of transmittal and other offer documents) and the Solicitation/Recommendation Statement on Schedule 14D-9 when such documents become available, as they will contain important information about the tender offer. Stockholders can obtain these documents when they are filed and become available free of charge from the SEC’s website at www.sec.gov, or from Mattress Firm upon written request to the Secretary, Mattress Firm Holding Corp., 5815 Gulf Freeway, Houston, TX 77023, telephone number (713) 923-1090 or from Mattress Firm’s website, http://ir.mattressfirm.com/.

Item 9.01                                           Financial Statements and Exhibits.

(d)	Exhibits

2.1	Agreement and Plan of Merger, dated August 6, 2016, by and among Steinhoff International Holdings N.V., Stripes US Holding, Inc., Stripes Acquisition Corp., and Mattress Firm Holding Corp.*

3.1	Amended and Restated Bylaws (marked)

99.1	Press release, dated August 8, 2016, issued by Mattress Firm Holding Corp.

99.2	Form of Tender and Support Agreement signed by the J.W. Childs Support Stockholders

99.3	Form of Support Agreement signed by the Berkshire Funds

99.4

Support Agreement, dated August 6, 2016, by and among Steinhoff International Holdings N.V., Stripes US Holding, Inc., Stripes Acquisition Corp., Dale R. Carlsen, Dale R Carlsen Stock Trust U.D.T. August 5, 1997 and Dale R. Carlsen Family Revocable Trust

*

Schedules to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish copies of any such schedules to the U.S. Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTRESS FIRM HOLDING CORP.

Date: August 8, 2016	By:	/s/ Alexander S. Weiss
Alexander S. Weiss
Chief Financial Officer

Index to Exhibits

(d)	Exhibits

2.1	Agreement and Plan of Merger, dated August 6, 2016, by and among Steinhoff International Holdings N.V., Stripes US Holding, Inc., Stripes Acquisition Corp., and Mattress Firm Holding Corp.*

3.1	Amended and Restated Bylaws (marked)

99.1	Press release, dated August 8, 2016, issued by Mattress Firm Holding Corp.

99.2	Form of Tender and Support Agreement signed by the J.W. Childs Support Stockholders

99.3	Form of Support Agreement signed by the Berkshire Funds

99.4

Support Agreement, dated August 6, 2016, by and among Steinhoff International Holdings N.V., Stripes US Holding, Inc., Stripes Acquisition Corp., Dale R. Carlsen, Dale R Carlsen Stock Trust U.D.T. August 5, 1997 and Dale R. Carlsen Family Revocable Trust

*

Schedules to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish copies of any such schedules to the U.S. Securities and Exchange Commission upon request.